UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2019

Connecticut Water Service, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	0-8084	06-0739839
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street Clinton, CT		06413
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 860-669-8636

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	CTWS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

On October 9, 2019 (the “Closing Date”), pursuant to the Second Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 5, 2018, by and among Connecticut Water Service, Inc., a Connecticut corporation (the “Company”), SJW Group, a Delaware corporation (“SJW”), and Hydro Sub, Inc., a Connecticut corporation and a wholly owned subsidiary of SJW (“Merger Sub”), SJW completed the previously announced acquisition of the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of SJW. The Merger became effective upon the filing of the certificate of merger with the Secretary of the State of the State of Connecticut on the Closing Date (the “Effective Time”).

On and subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, by virtue of the Merger, each share of common stock, without par value, of the Company (each, a “CTWS Common Share”), other than CTWS Common Shares directly or indirectly owned by the Company, SJW, Merger Sub or any of their respective subsidiaries (in each case, other than any CTWS Common Shares held on behalf of third parties), issued and outstanding immediately prior to the Effective Time was automatically converted into and represents only the right to receive an amount in cash equal to $70.00 per CTWS Common Share, payable without interest (the “Merger Consideration”). At the Effective Time, all CTWS Common Shares ceased to be outstanding, were cancelled and ceased to exist.

The Merger Agreement amended and restated in its entirety the Amended and Restated Agreement and Plan of Merger, dated as of May 30, 2018, by and among the Company, SJW and Merger Sub, which amended and restated in its entirety the Agreement and Plan of Merger, dated as of March 14, 2018, by and among the Company, SJW and Merger Sub.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed with the United States Securities and Exchange Commission (“SEC”) as Exhibit 2.1 to the Company’s Current Report on Form 8-K on August 6, 2018, and which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

The aggregate consideration paid by SJW in the Merger to the Company’s shareholders is approximately $838 million in cash. The source of the funds for the consideration paid by SJW in the Merger to the Company’s shareholders was a combination of equity and/or debt financing.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company (i) notified the NASDAQ Global Select Market (the “Nasdaq”) on the Closing Date of the consummation of the Merger and (ii) requested that the Nasdaq file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister CTWS Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of the CTWS Common Shares on the Nasdaq was suspended as of approximately 4 p.m. Eastern Time on October 9, 2019. SJW intends to file with the SEC a Form 15 requesting the termination of registration of the CTWS Common Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Pursuant to the Merger Agreement and subject to the terms and conditions thereof, at the Effective Time, all outstanding CTWS Performance Share Units (“PSUs”) granted on or after March 14, 2018 were assumed by SJW based on target-level performance (determined in a manner consistent with the Company’s past practice) and without regard to actual performance and converted into a time-based vesting award covering a number of shares of common stock of SJW based on the target number of PSUs that was subject to each applicable PSU award immediately prior to the closing of the Merger multiplied by the Equity Award Ratio (as defined in the Merger Agreement). SJW assumed all outstanding CTWS Restricted Share Units that were subject to service-based vesting (“RSUs”) and such RSUs were converted into SJW restricted share units based on the Equity Award Ratio. All outstanding CTWS Performance Cash Units (“PCUs”) granted prior to March 14, 2018 vested at the Effective Time and each such PCU that vested was cancelled and converted into the right to receive an amount in cash equal to the amount subject to the award immediately prior to the Effective Time. All outstanding PCUs granted on or after March 14, 2018 were assumed by SJW based on target-level performance (determined in a manner consistent with the Company’s past practice) and without regard to actual performance and converted into a time-based vesting cash award equal to the cash amount at target level performance that was subject to each applicable PCU award immediately prior to the closing of the Merger. The vesting of all outstanding and unvested CTWS Restricted Shares (“RS Awards”) was accelerated at target-level performance (determined in a manner consistent with the Company’s past practice) and such RS Awards were treated the same as other CTWS Common Shares (as described above). SJW assumed all outstanding CTWS Deferred Share Units (“DSUs”) and such DSUs were converted into SJW deferred share units based on the Equity Award Ratio.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the consummation of the Merger, at the Effective Time, a change of control of the Company occurred, Merger Sub was merged with and into the Company, and the Company became a wholly-owned subsidiary of SJW.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, as of the Effective Time, David C. Benoit, Richard H. Forde, Kristen A. Johnson, Lisa J. Thibdaue, Carol P. Wallace and Ellen C. Wolf ceased serving as directors of the Company, and Mary Ann Hanley, Heather Hunt and Bradford A. Hunter continued serving as directors of the Company. At the Effective Time, pursuant to the Merger Agreement, Mary Ann Hanley, Heather Hunt, Bradford A. Hunter, Daniel B. More and Eric W. Thornburg, the directors of Merger Sub as of immediately prior to the Effective Time, became the directors of the Company.

The officers of the Company immediately prior to the Effective Time continued as officers of the Company following the Merger. Immediately following the Effective Time, the board of directors of the Company dissolved the offices of Chief Executive Officer, which was held by David C. Benoit, and Chief Financial Officer, which was held by Robert J. Doffek. David C. Benoit continues to serve as President of the Company and the board of directors of the Company appointed Robert J. Doffek as Vice President of Finance, Treasurer and Controller of the Company.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety pursuant to a vote of the Company’s board of directors and sole stockholder. Copies of the Amended and Restated Certificate of Incorporation of the Company (the “A&R Charter”) and the Amended and Restated Bylaws of the Company (the “A&R Bylaws”) are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

The A&R Charter removes or revises certain provisions that are no longer appropriate following the Merger, including, without limitation, those relating to the classification of the Company’s board of directors.

The A&R Bylaws include certain governance provisions in accordance with commitments made by the Company and SJW in connection with obtaining required regulatory approval of the Merger.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Merger, SJW adopted a Code of Conduct (the “Code”), which applies to all of SJW’s subsidiaries, including, following the Effective Time, the Company and its subsidiaries. The Code sets forth numerous statements, guidelines and polices on various topics, including but are not limited to, (i) a statement of shared principles; (ii) an Ethics Decision Tree that provides a step-by-step guideline on ethics decision making; (iii) detailed guidelines on ethical conducts with respect to government and regulatory agencies, stockholders, customers, colleagues and third parties; (iv) detailed guidelines on business practices, conflict of interest and protection of company assets; (v) prohibition of gifts to public officials and state employees; and (vi) provisions relating to the administration and implementation of the Code, including the process for reporting violation of Code.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, a copy of which is attached as Exhibit 14.1 hereto and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 9, 2019, the Company and SJW issued a joint press release announcing the completion of the Merger, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information under this Item 7.01 of this current report on Form 8-K, including Exhibit 99.1, attached hereto, is being furnished and, as a result, such information shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

2.1

Second Amended and Restated Agreement and Plan of Merger, dated as of August 5, 2018, among SJW Group, Hydro Sub, Inc. and Connecticut Water Service, Inc. (incorporated by reference to Exhibit 2.1 to Connecticut Water Service, Inc.’s Current Report on Form 8-K filed on August 6, 2018).

3.1	Amended and Restated Certificate of Incorporation of Connecticut Water Service, Inc.

3.2	Amended and Restated Bylaws of Connecticut Water Service, Inc.

14.1	Code of Conduct, dated October 9, 2019.

99.1	Joint Press Release, dated October 9, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.,
a Connecticut corporation

Date: October 9, 2019	By:	/s/ David C. Benoit
	Name:	David C. Benoit
	Title:	President